HARDING ASSOCIATES, INC.







                               September 25, 1995






To the Stockholders of
Harding Associates, Inc.

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Harding Associates, Inc., which will be held on Wednesday, November 1, 1995 at 10:00 A.M. at the offices of Harding Lawson Associates, Inc., 105 Digital Drive, Novato, California. Official Notice of the Annual Meeting, a Proxy Statement, a Proxy Card, and Harding Associates, Inc.'s 1995 Annual Report accompany this letter.

         Whether or not you can be present at the meeting, please mark, date, sign, and return the proxy in the enclosed envelope so that your shares may be represented.

                                       Sincerely,



                                       Richard D. Puntillo
                                       Chairman of the Board

                            HARDING ASSOCIATES, INC.
                             7655 REDWOOD BOULEVARD
                            NOVATO, CALIFORNIA 94945

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, NOVEMBER 1, 1995
                                   10:00 A.M.



To the Stockholders of
Harding Associates, Inc.:

         The Annual Meeting of Stockholders (the "Meeting") of Harding Associates, Inc., a Delaware corporation (the "Company"), will be held at the offices of Harding Lawson Associates, Inc., 105 Digital Drive, Novato, California, on Wednesday, November 1, 1995, at 10:00 A.M., for the following purposes:

         1. To elect Richard P. Puntillo as the sole Class II director to hold office until the 1998 Annual Meeting or until his successor has been duly elected and qualified;

         2. To approve an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company from Harding Associates, Inc. to Harding Lawson Associates Group, Inc.

         3.       To approve the 1995 Executive Stock Incentive Plan.

         4. To approve an amendment to the 1991 Employee Stock Purchase Plan to increase the number of shares authorized thereunder from 150,000 to 250,000 shares.

         5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors; and

         6. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Article II, Section 1 of the Bylaws of the Company currently provides for the nomination of directors in the following manner:

                  Nomination for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, or by any stockholder entitled to vote in the election of Directors generally. However, stockholders may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholders' intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         The Board of Directors has fixed the close of business on September 6, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.


                                          By Order of the Board of Directors



                                          Patricia A. England
                                          Secretary

Novato, California
September 25, 1995


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED BY YOU IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            HARDING ASSOCIATES, INC.
                             7655 REDWOOD BOULEVARD
                            NOVATO, CALIFORNIA 94945
                                 (415) 892-0821


                       ----------------------------------


                                 PROXY STATEMENT


                     INFORMATION CONCERNING THE SOLICITATION

         The enclosed Proxy is solicited by the Board of Directors on behalf of Harding Associates, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of Harding Lawson
Associates, Inc., 105 Digital Drive, Novato, California, at 10:00 A.M. on Wednesday, November 1, 1995 and at any postponement or adjournment thereof (the "Meeting"). Only stockholders of record on September 6, 1995 (the "Record Date") will be entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held. There is no cumulative voting. At the close of business on August 25, 1995, the Company had outstanding 4,844,554 shares of its $.01 par value Common Stock (the "Common Stock").

         This Proxy Statement and form of proxy was first sent to stockholders on approximately September 27, 1995.

         The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. Broker nonvotes occur when shares held by brokers which are present in person or represented by proxy, are voted on some matters but not on other matters, because under applicable stock exchange rules, the broker has no discretionary authority to vote on such other matters in the absence of instructions from the beneficial owners of the shares. The treatment of abstentions and broker nonvotes on the required vote on each proposal to be presented at the Meeting is discussed under each proposal, where applicable.

         When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted FOR Mr. Puntillo as the nominee for Class II director set forth in the Notice of Annual Meeting, FOR Proposal No. 2 to amend the Certificate of Incorporation changing the name of the Company from Harding Associates, Inc. to Harding Lawson Associates Group, Inc., FOR Proposal No. 3 to approve the 1995 Executive Stock Incentive Plan, FOR Proposal No. 4 to approve an amendment to the 1991 Employee Stock Purchase Plan increasing the number of shares issuable thereunder from 150,000 to 250,000 shares, FOR Proposal No. 5 to ratify the appointment of Ernst & Young LLP as the Company's independent auditors, and according to the discretion of the proxy holders on any other matters that properly come before the Meeting.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke or suspend it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it, or by a duly executed proxy bearing a later date, delivered to the Secretary of the Company. It is also revoked if the stockholder is present at the Meeting and votes in person.

         The Company will bear the entire cost of preparing, assembling, printing, and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries, and custodians, to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

         A copy of the Annual Report of the Company for the fiscal year ended May 31, 1995, including audited financial statements, is enclosed. THE COMPANY'S 1995 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WITHOUT EXHIBITS MAY ALSO BE OBTAINED WITHOUT COST BY WRITING TO MS. PATRICIA A. ENGLAND, VICE PRESIDENT - INVESTOR RELATIONS, HARDING ASSOCIATES, INC., 7655 REDWOOD BOULEVARD, NOVATO, CALIFORNIA 94945.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

GENERAL

         On August 22, 1995 the Board of Directors approved a reduction in the authorized number of directors from six to five after accepting the resignation of Tamara L. Williams who had been a Class II director since 1993 and whose term was due to expire on the date of this Meeting.

         The Company's Board of Directors is divided into three classes, pursuant to the terms of the Company's Certificate of Incorporation and Bylaws. Currently the authorized number of directors for Class I is two (2), Class II is one (1), and Class III is two (2). The term of each class is three years, with the different classes staggered so that the term of one class expires each year. The terms of the Class I directors expire in 1997 and each third year thereafter, those of Class II directors expire in 1995 and each third year thereafter, and those of Class III directors expire in 1996 and each third year thereafter. Accordingly, it is the Class II director who is to be elected at the Annual Meeting. The Class II director so elected will hold office until the 1998 Annual Meeting of Stockholders and until his successor is elected and qualified. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

         The Board of Directors has nominated Richard D. Puntillo as a Class II director. Mr. Puntillo is the incumbent Class II director and Chairman of the Board. He has consented to be named as a nominee and to serve as a director if elected. All proxies will be voted for the election of Mr. Puntillo unless authority to vote for him is withheld. If Mr. Puntillo should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee will become unavailable to serve and has no present intention to nominate a person in addition to or in lieu of Mr. Puntillo.

         Set forth below is certain information regarding Mr. Puntillo and the continuing directors:

                Name                            Age             Positions Held with Company           Director Since
--------------------------------------------------------------------------------------------------------------------
Nominee for Election as Class II Director
Richard D. Puntillo                             51       Chairman                                          1989

Continuing Directors
Richard S. Harding (Class III)                  72       Chairman Emeritus                                 1959
Rear Admiral Stuart F. Platt (Ret.)             61       Director                                          1988
(Class I)
Donald L. Schreuder (Class III)                 52       President, Chief Executive Officer, and           1975
                                                         Director
Barton W. Shackelford (Class I)                 74       Director                                          1988


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Common Stock of the Company as of August 25, 1995 by (i) all persons to the knowledge of the Company who beneficially own five percent or more of the outstanding shares of the Common Stock, (ii) each director  of the  Company  (including  the  current  nominee),  (iii)  the Chief
Executive Officer and the four other most highly compensated  executive officers of the Company, and (iv) all the Company's directors and executive officers as a group.  There are no family  relationships  among the directors and/or executive officers  of the  Company.  To the  Company's  knowledge,  each  person has sole investment  and voting  powers with respect to the shares shown as  beneficially owned,  except as  otherwise  indicated.  The Common Stock of the Company is the only class of equity securities of the Company outstanding.
                                                                                          Amount and Nature of
                                                                                          Beneficial Ownership
                                                                                    --------------- ----------------

                                                                                      Number of       Percent of
Name and Address of Beneficial Owners                                                   Shares         Class (1)
----------------------------------------------------------------------------------- --------------- ----------------
J. P. Morgan & Co., Inc. (2)...............................................             480,000          9.9
FMR Corp. (3)..............................................................             470,500          9.7
Fiduciary Management Inc. (4)..............................................             367,815          7.6
The TCW Group, Inc. (5)....................................................             303,800          6.3
Dimensional Fund Advisors (6)..............................................             296,750          6.1
The Capital Group Companies, Inc. (7)......................................             235,000          4.8

Directors and Named Executives
------------------------------

Donald L. Schreuder (8) (9) ...............................................             136,668          2.8
Claude Corvino (8) (9).....................................................              51,355          1.1
Eric G. Lappala (8) (9) (10) ..............................................              43,349          0.9
Richard S. Harding (8).....................................................              43,222          0.9
Victor R. Johnson, Jr. (8) (9).............................................              33,591          0.7
Arthur C. Riese (8) (9)....................................................              30,764          0.6
Richard D. Puntillo (nominee) (8)..........................................               7,500          0.2
Stuart F. Platt (8)........................................................               6,500          0.1
Barton W. Shackelford (8)..................................................               4,000          0.1
Richard P. Prezio (11).....................................................
All directors and executive officers as a group (12 persons) (12)..........             741,956         14.6

(1) Percentages of ownership have been calculated on outstanding shares as of August 25, 1995 plus options exercisable on or before October 24, 1995.

(2) As reported in a Schedule 13G as of December 31, 1994 filed by J. P. Morgan & Co., Inc., whose business address is 60 Wall Street, New York, NY 10260. J. P. Morgan is the parent company of Morgan Guaranty Trust Company of New York and J. P. Morgan Investment Management Inc. J. P. Morgan & Co., Inc. reports sole voting power as to 418,600 shares. Subsequent information from other sources indicates a total holding as of June 30, 1995 of 252,800 shares or 5.2%.

(3) As reported in a Schedule 13G as of January 31, 1995 jointly filed by FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp., whose business address is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. that acts as investment advisor to several investment companies (the "Funds"), claims beneficial ownership of 343,100 shares or 7.1%. The ownership of one such fund, Fidelity Low-Priced Stock Fund, amounted to 274,600 shares or 5.7%. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 343,100 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3rd has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. is the beneficial owner of 127,400 shares or 2.6%. Edward C. Johnson 3rd and FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 127,400 shares.

(4) As reported in a Schedule 13G as of December 31, 1994 filed by Fiduciary Management, Inc., whose business address is 225 East Mason Street, Milwaukee, WI 53202. Fiduciary Management, Inc. reports that it has sole voting power as to none of the shares, sole dispositive power as to 274,815 of the shares, and shared dispositive power as to 93,000 shares. Subsequent information from other sources indicates a total holding as of June 30, 1995 of 362,605 shares or 7.5%.

(5) As reported in a Schedule 13G as of December 31, 1994 filed by The TCW Group, Inc., whose business address is 865 Figueroa Street, Los Angeles, CA 90017. The TCW Group, Inc. is the parent company of Trust Company of the West, TCW Asset Management Company, and TCW Funds Management, Inc.

(6) As reported in a Schedule 13G as of December 31, 1994 filed by Dimensional Fund Advisors, Inc., whose business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. also holds shares of the Company in a series of DFA Investment Trust Company portfolios. Dimensional Fund Advisors, Inc. reports sole voting power as to 204,850 shares.

(7) As reported in a Schedule 13G as of December 31, 1994 filed by The Capital Group Companies, Inc., whose business address is 333 South Hope Street, Los Angeles, CA 90071. The Capital Group Companies, Inc. is the parent company of numerous subsidiaries including Capital Research and Management Company and reports sole voting power as to none of the shares.

(8) Includes shares subject to options that are exercisable on or before October 24, 1995 in the amounts of 45,563; 30,750; 37,688; 13,500;
         27,563;  29,250;  3,000;  4,000;  and  4,000  for  Schreuder,  Corvino,
         Lappala, Harding, Johnson, Riese, Puntillo, Platt, and Shackelford, respectively.

(9) Includes shares held in trust in a company retirement savings plan in the amounts of 3,628; 1,635; 2,721; 3,158; and 448 for Schreuder,
         Corvino, Lappala, Johnson, and Riese, respectively.

(10) Does not include 1,814 shares beneficially owned by his spouse, Roberta Jones. Mr. Lappala disclaims beneficial ownership of Ms. Jones' shares.

(11) Mr. Prezio resigned his position as President, Chief Executive Officer, and Director of the Company on June 17, 1994, and terminated his employment with the Company on July 21, 1994.

(12) Includes 225,314 shares subject to options that are exercisable on or before October 24, 1995 and 341,380 shares held in trust in a company retirement savings plan, for which the directors exercise voting power.

THE DIRECTORS AND EXECUTIVE OFFICERS

         The  following   information   regarding  the  executive  officers  and
directors of the Company has been furnished to the Company by the respectively named individuals:

         John G. Catts, Ph.D., 41, is Chief Technical Officer of the Company and a Vice President of Harding Lawson Associates, a subsidiary of the Company. Dr. Catts was employed by the Company from 1983 until 1991 and rejoined the firm in 1992. From 1991 to 1992, Dr. Catts was with Kennecott Corporation as Vice President - Environmental Affairs.

         Claude Corvino, 43, joined the Company in 1984 and became a Vice President in 1988. Mr. Corvino currently manages the Company's Western Region which includes offices in California, Nevada, Oregon, Washington and Alaska. Prior to assuming these responsibilities, Mr. Corvino co-developed the Company's operations on the East Coast and managed the Northeastern Region until 1992.

         Richard S. Harding, P.E., a Class III director, was the Chairman of the Board of Directors from the Company's incorporation in 1959 until August 1991, when he became Chairman Emeritus. He is the founder of the Company and he served as President and Chief Executive Officer from 1959 to March 1988.

         Victor R. Johnson, Jr., P.E., 51, joined the Company in 1980 and became a Vice President in 1983. He currently manages the Company's corporate development/acquisition activities. Prior to assuming his current responsibilities, Mr. Johnson managed the Company's corporate marketing programs.

         Eric G. Lappala, 49, joined the Company in 1983 and became a Vice President in 1986. He currently leads the Company's Strategic Environmental Management Practice with large industrial and commercial clients. Prior to assuming his current responsibilities, Mr. Lappala led the Company's Federal Programs group for three years, co-developed the Company's operations on the East Coast, and provided business development and technical expertise for the Company's environmental consulting practice.

         Rear Admiral Stuart F. Platt (USN Retired), a Class I director, is currently President of Precision Echo, Inc., a company designing and manufacturing data recording systems. Prior to this, he was founding principal of both Stuart Platt and Partners, a consulting company, and FPBSM Industries, Inc., the holding company of Sigma Power, Inc. and Axel Electronics, Inc., defense electronics and power supply manufacturers. Earlier, he served as President of Foundation Health Corporation's Government Division from 1988 to 1990. He was a Rear Admiral with the U.S. Navy from 1979 to 1987 and Competitor Advocate General of the Navy from 1983 to 1986. Adm. Platt currently serves on the boards of Diagnostic Retrieval Systems Inc., a publicly traded company, and SPD Technologies, Inc.

         Richard D. Puntillo, the current nominee for election as a Class II director, was elected Chairman of the Board on June 17, 1994. He is a finance professor at the University of San Francisco School of Business. He has been an independent investment banker since 1985 and was Executive Vice President and Chief Financial Officer of Sutro & Co., Inc. from 1982 to 1984. Prior to that Mr. Puntillo was Vice Chairman and Chief Operating Officer for Redwood Bank, San Francisco, from 1969 to 1980. He currently serves on the board of Surety Bank.

         Arthur C. Riese, Ph.D., 40, joined the Company in 1987 and became a Vice President in 1989. Dr. Riese currently manages the Company's Central Region which includes offices in Colorado, New Mexico, Arizona, and Texas.

         Donald L. Schreuder, P.E., a Class III director, joined the Company in 1965, became a Vice President in 1976 and Executive Vice President and Chief Operations Officer in early 1992. Mr. Schreuder was named President and Chief Executive Officer by the Board of Directors on June 17, 1994.

         Barton W. Shackelford, a Class I director, is a retired past President of Pacific Gas & Electric Company, a San Francisco-based utility company. He held that office between 1979 and 1985. He served on the board of California Energy Company, Inc., a publicly traded company, until May of 1995.

         Gregory A. Thornton, 42, joined the Company in 1990 as Controller. He became a Vice President in 1992 and Chief Financial Officer and Treasurer in 1994. Prior to joining the Company, Mr. Thornton was Controller and Treasurer for URS Corporation from 1988 to 1990.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has established the following standing committees, with membership as noted:

         Audit Committee: The Audit Committee, which during fiscal 1995 met twice, consists of Adm. Stuart F. Platt (Chairman), Richard D. Puntillo, and Barton W. Shackelford. Its functions include the review of internal controls of the Company and sufficiency of financial reporting, and legal and accounting compliance generally. In connection with these reviews, the Committee meets with appropriate Company financial personnel. The Committee recommends to the Board for its approval the engagement of the independent certified accountants to serve as auditors for the following year in examining the accounts of the Company. The Committee meets separately with the Company's independent auditors, and the auditors have free access to the Committee at any time.

         Compensation Committee: The Compensation Committee, which during fiscal 1994 met four times, consists of Barton W. Shackelford (Chairman), Richard D. Puntillo, and Adm. Stuart F. Platt. Its functions include the review and approval of compensation levels for the Chief Executive Officer and the Company's senior officers, administration of the Company's plans and policies relating to executive compensation, and administration of the Company's stock option plans.

         The Board of Directors does not have a standing nominating committee. The full Board of Directors considers and approves nominations for election of directors. Stockholders may nominate candidates for election to the Board in accordance with the provisions of the Company's Bylaws which are described in the notice of meeting.

         The Board of Directors of the Company formally met five times during the 1995 fiscal year. During the respective periods in which they served, all directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of Company's Common Stock to file reports of their initial ownership of the Company's Common Stock and subsequent changes in such ownership with the Securities and Exchange Commission (the "SEC") within prescribed time periods. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms filed.

         Based solely on review of copies of SEC Forms 3, 4, and 5, and any amendments to such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that with respect to the Company's most recent fiscal year all Section 16(a) filing obligations were met on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer, former Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the year ended May 31, 1995 exceeded $100,000 (hereafter referred to as the named executive officers) for fiscal years ended May 31, 1993, 1994, and 1995:

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation               Long-Term Compensation
                                 ---------------------------------- -----------------------------------

                                                                            Awards            Payouts
                                                                    ------------------------ ----------

                                                          Other       Restricted Securities
                                                          Annual        Stock    Underlying     LTIP      All Other
        Name and          Fiscal     Salary      Bonus  Compensation   Award(s)    Options/    Payouts  Compensation
   Principal Position      Year       ($)       (1) ($)     ($)          ($)       SARs (#)      ($)         ($)
 ----------------------- ------- ------------- -------- ----------- ------------ ----------- ---------- -------------
 Donald L. Schreuder      1995     210,385      75,000     N/A          N/A        10,000         N/A      1,005 (3)
 President and CEO (2)    1994     164,308      20,000     N/A          N/A        14,000         N/A        651 (3)
                          1993     162,000           0     N/A          N/A             0         N/A      1,008 (3)

 Claude Corvino           1995     134,039      55,000     N/A          N/A         6,000         N/A      1,005 (3)
 Senior Vice President    1994     131,539      20,000     N/A          N/A        10,000         N/A        651 (3)
                          1993     110,000           0     N/A          N/A             0         N/A      1,008 (3)

 Arthur C. Riese          1995     135,154      52,000     N/A          N/A         6,000         N/A      1,005 (3)
 Senior Vice President    1994     132,577      20,000     N/A          N/A        13,000         N/A        651 (3)
                          1993     125,000           0     N/A          N/A             0         N/A      1,008 (3)

 Eric G. Lappala          1995     146,872      37,000     N/A          N/A         6,000         N/A      1,005 (3)
 Senior Vice President    1994     144,846      14,000     N/A          N/A         8,000         N/A        651 (3)
                          1993     143,000           0     N/A          N/A             0         N/A      1,008 (3)

 Victor R. Johnson, Jr.   1995     151,385      35,000     N/A          N/A         6,000         N/A      1,005 (3)
 Senior Vice President    1994     147,846      14,000     N/A          N/A         6,000         N/A        651 (3)
                          1993     146,000           0     N/A          N/A             0         N/A      1,008 (3)

 Richard P. Prezio        1995      72,146 (5)       0     N/A          N/A             0         N/A    352,500 (6)
 Former CEO (4)           1994     229,615           0     N/A          N/A        16,000         N/A        651 (3)
                          1993     225,000           0     N/A          N/A             0         N/A      1,008 (3)


(1) Bonuses are based on service during the fiscal year although paid during the first quarter following the end of the fiscal year.
(2) Mr. Schreuder was named President and Chief Executive Officer on June 17, 1994.
(3) Represents matching contributions by the Company for the named executive officers under the Company's 401(k) plan, paid in Common
         Stock of the Company and valued at fair market value on the contribution date.
(4) Mr. Prezio resigned his positions as President, Chief Executive Officer, and Director on June 17, 1994 and terminated his employment with the Company on July 21, 1994.
(5) Includes the payment of $35,992 of accrued Personal Time Off at termination.
(6) Represents the total amount of severance payments payable to Mr. Prezio pursuant to his termination agreement with the Company which was accrued in fiscal year 1994. The severance compensation is payable over an 18 month period ending January 1996. The amount actually paid in fiscal year 1995 was $235,000.



         The following table provides information related to grants of stock options to the named executive officers to purchase the Company's Common Stock pursuant to the Company's 1988 Stock Option and Restricted Stock Option Plan
(the "Plan").

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                    Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                    Stock Price Appreciation for
                                 Individual Grants                                         Option Term (1)
                          --------------------------------                            --------------------------

                             Number of       % of Total
                             Securities        Options       Exercise
                             Underlying      Granted to     Price per    Expiration
                          Options Granted   Employees in      Share         Date           5%           10%
                                (2)          Fiscal 1995
------------------------- ----------------- -------------- ------------- ------------ ------------- ------------
Donald L. Schreuder            10,000            6.2%         $5.50       07/22/04      $34,589      $87,656

Claude Corvino                  6,000            3.7           5.50       07/22/04       20,754       52,594

Arthur C. Riese                 6,000            3.7           5.50       07/22/04       20,754       52,594

Eric G. Lappala                 6,000            3.7           5.50       07/22/04       20,754       52,594

Victor R. Johnson, Jr.          6,000            3.7           5.50       07/22/04       20,754       52,594

Richard P. Prezio (3)               0            0

(1) The potential realizable value shown represents a hypothetical gain that would be realized based on an assumed 5% and 10% annual compound rate of stock price appreciation over the full ten-year term of the option. These assumed rates of return would result in a stock price on July 22, 2004 of $8.96 and $14.27, respectively. These assumed realizable values are not intended to forecast possible future appreciation of the Company's Common Stock.

(2) These options were granted at fair market value on the date of grant and vest at 0%, 50%, 75% and 100% on the first, second, third, and fourth anniversary of the grant date respectively.

(3) Mr. Prezio resigned his positions as President, CEO, and Director on June 17, 1994 and terminated his employment with the Company on July 21, 1994.


         The  following  table  provides  information  with respect to the named
executive   officers'  stock  option   exercises  during  the  fiscal  year  and
unexercised options held at the end of the fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                                          Value of Unexercised
                                                          Number of Unexercised          In-the-Money Options at
                                                       Options at Fiscal Year End(#)     Fiscal Year End ($) (1)
                                                      ------------------------------ -------------------------------

                              Shares        Value
          Name             Acquired on    Realized     Exercisable   Unexercisable    Exercisable    Unexercisable
                           Exercise (#)      ($)
-------------------------- ------------- ------------ -------------- --------------- -------------- ----------------
Donald L. Schreuder             0             0          38,563          25,437         10,000           5,000

Claude Corvino                  0             0          25,750          17,000          5,000           3,000

Arthur C. Riese                 0             0          22,750          20,750            0             3,000

Eric G. Lappala                 0             0          33,688          15,312            0             3,000

Victor R. Johnson, Jr.          0             0          25,563          12,937          5,000           3,000

Richard P. Prezio (2)         2,000        10,250           0              0               0               0

(1) On May 31, 1995, the fair market value of the Company's Common Stock was $6.00, based on closing price on Nasdaq National Market. Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year end.
(2) Mr. Prezio resigned his positions as President, CEO, and Director on June 17, 1994 and terminated his employment with the Company on July 21, 1994. Pursuant to the Plan, Mr. Prezio's stock options expired 30 days from his date of termination from the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         Employment Agreement. On June 29, 1994, the Company entered into an employment agreement with Mr. Donald L. Schreuder, President and Chief Executive Officer. The agreement is for a period of three years unless terminated by the employee's death, disability, or by written mutual agreement with the Company. The agreement provides for a base annual salary of $200,000, subject to increase but not decrease as determined by the Board of Directors. In November 1994 the Compensation Committee increased his annual salary to $228,000. The employment agreement allows for participation by the employee in all Company benefit plans and programs available to the Company's principal officers. The employee may receive bonuses at the discretion of the Board of Directors and is also eligible to participate in the stock option plans of the Company. The agreement provides that if the employee's employment is terminated by the Company without cause or by the employee in response to a material reduction in his duties or responsibilities under the agreement, the employee would be entitled to receive, as severance pay, an amount equal to all compensation that would have been due him during the remainder of the agreement, or twelve (12) months compensation, whichever is greater. Such compensation would include annual base salary, health and life insurance benefits and benefits under other employee benefit plans including stock options and bonuses. The agreement requires the employee to devote his entire time and attention to the business of the Company and to maintain the confidentiality of information proprietary to the Company. Upon any termination of the employee's employment, the employee would be prohibited from soliciting clients of the Company for a period of one (1) year following the termination of the original three-year employment term, or any renewal term thereafter, and from soliciting employees of the Company for a period of one (1) year following the termination of employment.

         Termination Arrangement. On June 30, 1994, the Company entered into a severance agreement with Mr. Richard P. Prezio who resigned as CEO and director on June 17, 1994. Pursuant to this agreement the Company agreed to pay Mr. Prezio severance compensation for eighteen (18) months following his resignation in amounts equal to his base salary on a monthly basis. The aggregate amount of severance compensation which the Company is obligated to pay to Mr. Prezio during this period is $352,500. The agreement contains mutual general releases between the Company and Mr. Prezio, a provision obligating Mr. Prezio to maintain the confidentiality of information proprietary to the Company, an agreement by Mr. Prezio not to solicit clients of the Company during the one (1) year period following July 20, 1994, and an agreement by Mr. Prezio not to solicit employees of the Company for a period of one (1) year following his termination date. The agreement obligates the Company to indemnify Mr. Prezio and hold Mr. Prezio harmless, to the maximum extent permitted by law, with respect to any proceeding which may be brought against him which arises in whole or in part by reason of his employment with the Company while performing services on behalf of the Company.

COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of the Company received director fees of $16,750 in fiscal year 1995. Richard D. Puntillo, who has served as Chairman of the Board since June of 1994, received an additional $11,250. Directors who are also officers or employees of the Company receive no fees for their services as such.

         On April 19, 1994, the Board of Directors approved an amendment to the 1988 Stock Option and Restricted Stock Option Plan, which established a formula provision by which non-employee directors of the Company would each receive a grant of options to purchase 3,000 shares of Common Stock at fair market value on the date of grant upon their election or re-election to a three-year term as a director vesting in three equal installments on the first, second, and third anniversaries of the grant. The formula also provided for an initial grant of options to purchase 1,000 shares of Common Stock to each director for each year or portion of a year remaining in their respective terms. Under the initial grant, Messrs. Platt, Shackelford, and Puntillo were granted options to purchase 1,000, 1,000, and 2,000 shares, respectively, on April 19, 1994, at an exercise price of $6.50. These options vest as to 1,000 shares on the first anniversary of the grant and the balance, if any, vest on November 10, 1995. Upon their re-election to a three-year term on November 2, 1994, Messrs. Platt and Shackelford were each granted options to purchase an additional 3,000 shares of Common Stock.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, comprised of three independent outside directors, (the "Committee") has been empowered to set the level of compensation for the Chief Executive Officer and other senior executive officers, to administer the Company's plans and policies relating to executive compensation, and to administer the Company's stock plans.

         The Committee believes that executive compensation should 1) be competitive with similar positions and levels of responsibilities in other comparable companies, 2) align the interests of the executives with the long-term interest of the Company's stockholders, and 3) be evaluated with a view to motivating individual and Company performance. The total compensation package should attract, retain, reward and motivate key executives to maximize Company performance and enhance stockholder value.

         The cash compensation of executive officers is comprised of two elements: base salary and incentive compensation as discussed below. Incentive compensation primarily consists of cash bonuses, if earned, and equity-based compensation awards in the form of stock options. The Committee also uses Company stock awards to provide a matching contribution element to the Company's 401(k) plan. It is the intention of the Committee to substitute a portion of future cash bonuses, if earned, with Common Stock of the Company which shall be recorded at fair market value on the books of the Company. In order to implement this change to the incentive compensation practices of the Company, the stockholders are being asked at the Meeting to approve the 1995 Executive Stock Incentive Plan to establish another method for providing equity-based compensation to executives to further tie senior executives' compensation to the performance of the Company's stock price, which the Committee believes will promote the long-term interests of the stockholders. The Committee is currently working on a recommendation to the Board regarding the establishment of stock ownership guidelines for executives of the Company.

         Base Salary. Base salaries for senior executive officers are reviewed annually by considering salaries for comparable positions and responsibility levels at other similar companies and by evaluating individual executive performance. This review uses published executive salary surveys and peer company proxy information to determine if base salary adjustments are warranted to maintain the Company's base salaries at a competitive level. During fiscal 1995, as part of the annual base salary review process, the Committee reviewed executive compensation survey information provided by a nationally known salary survey resource, both for companies in the same industry group (some of which are included in the customized index that appears in the performance graph) and companies of a similar size and geographic orientation in other industries. The Committee set fiscal 1995 base salaries for senior officers, other than the Chief Executive Officer, at levels in a range between 2% and 7.7% above fiscal 1994 base salaries. Although the Committee relied on the above-mentioned survey data to determine trends in compensation for similar positions, direct matches to position descriptions and levels of responsibility within different firms is difficult to determine and becomes somewhat subjective.

         Incentive Compensation. Senior executive officers can earn incentive compensation awards which in the past have ranged from zero up to approximately one-third of base salary, which subjects a considerable portion of total potential cash compensation to risk. Incentive compensation is dependent not only on an executive's performance, but on attainment of the Company's performance goals established at the beginning of the fiscal year and approved by the Board of Directors. Company performance goals relate to attainment of certain financial goals (e.g., operating income and cash flow) and certain non-financial goals (e.g., risk management, business and program development).

         At the beginning of fiscal 1995, the Board of Directors approved a business plan for the Company that contained a provision for an incentive compensation pool. The plan provided that incentive compensation would accrue during the year based on the Company's attainment of planned financial milestones and would be payable after the end of the fiscal year. The incentive compensation pool was subject to increases or decreases based on the degree to which the Company exceeded or fell short of its pre-established financial goals. The Company exceeded its planned operating income and cash flow goals in fiscal 1995. The amount of the incentive pool was calculated based on a formula established at the beginning of the fiscal year. Each of the four named executive were granted incentive compensation awards in a range from 23-39% of base salary. In additon to the achievement of the Company's performance goals, individual awards for the four named executives were based on their achievement of personal performance of both quantitative and qualitative goals established at the beginning of the fiscal year.

         Long-term Incentives. In administering the Company's stock option plans, the Committee determines the amount and terms of stock option grants to the Chief Executive Officer and other senior executive officers, in order to align the interests of the Company's senior executives with that of its stockholders. The stock options granted are usually incentive stock options, exercisable at a price equal to the fair market value of the underlying stock on the date of grant, and vest over four years in order to provide an added incentive for key individuals to remain with the Company. During fiscal 1995 the Committee granted incentive stock options to the four named executives covering 6,000 shares each and to Mr. Schreuder of 10,000 shares.

         Additionally, the Committee approved a matching contribution, payable in Common Stock of the Company, under the Company's 401(k) plan to the Chief Executive Officer, the four other most highly compensated officers and all eligible employees in the Company's 401(k) plan. The maximum number of shares contributed as an individual award given under the plan for 1995 had a fair market value of $1,005 on the date of contribution.

         Chief Executive Officer. When Donald L. Schreuder assumed the position of Chief Executive Officer in 1994, the Company entered into an employment agreement with him that provides for an initial base salary of $200,000, subject to an annual review and an upward adjustment, if warranted. In the November 1994 annual review process, Mr. Schreuder's base salary was set at $228,000, an increase of 14%. In determining Mr. Schreuder's base salary, survey data was reviewed comprised of information related to the Company's industry and size. Mr. Schreuder's salary was set at a level comparable to the average based on seven of the twelve companies used in the peer group index, which appears in the performance graph on page 15, and approximately 2% below the average of the survey data for companies of similar size in various industries. Mr. Schreuder received an incentive compensation award for fiscal 1995 of 33% of his annual base salary.

         Former Chief Executive Officer. In June of 1994, Richard P. Prezio, the Company's former Chief Executive Officer, resigned his position and terminated employment with the Company. Concurrent with Mr. Prezio's resignation, the Board of Directors, upon a recommendation from the Committee, entered into a severance arrangement with Mr. Prezio to continue his salary for a period of 18 months in return for a severance agreement and release obtained by the Company. The severance package was accrued in fiscal 1994 and will continue for approximately three more months.

         Compliance with Internal Revenue Code Changes. In 1993, the Internal Revenue Service enacted Section 162(m) of the Internal Revenue Code that, in general, precludes publicly traded corporations from taking a tax deduction in 1994 or in subsequent years for compensation in excess of $1,000,000 paid to the chief executive officer or any of the four other highest paid officers. The Committee is aware of the requirements of Section 162(m) and believes that the Company's compensation payable to each of such persons is currently below, and is expected to remain below, the limitation established by Section 162(m) and consequently would be fully deductible by the Company.

                                        Stuart F. Platt
                                        Richard D. Puntillo
                                        Barton W. Shackelford (Chairman)

                                PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock (Nasdaq National Market: HRDG) with the NASDAQ Stock Market-U.S. Index and an index of peer companies selected by the Company. A group of 12 other environmental companies, providing similar services to those provided by the Company, comprise the peer group index.(1)




                               [GRAPHIC OMMITTED]


                                                                      Cumulative Total Return
                                                  ---------- ---------- ---------- ---------- ---------- ----------

                                                       5/90       5/91       5/92       5/93       5/94       5/95
                                                  ---------- ---------- ---------- ---------- ---------- ----------
           Harding Associates, Inc.                     100         50         68         42         30         27
           Peer Group                                   100        102         80         73         68         58
           NASDAQ Stock Market-U.S.                     100        114        133        160        169        201

(1) Companies included in the peer group index are Dames & Moore Inc. (DM), EA Engineering Science & Technology (EACO), Earth Technology Corp USA
         (ETCO), Ecology & Environment, Inc. (EEI), EMCON Associates (MCON), GZA Geoenvironmental Tech, Inc. (GZEA), Groundwater Technology, Inc.
         (GWTI),  International  Technology  Corp.  (ITX),  TRC Companies,  Inc.
         (TRR), Tetra Tech, Inc. (WATR), Versar, Inc. (VSR), and Weston Roy F, Inc. (WSTNA).
(2) Assumes that $100 was invested on May 31, 1990 at the closing sales price of the Company's Common Stock and in each index, and that all dividends, if any, were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Company's Common Stock.

                                 PROPOSAL NO. 2
               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors has adopted a resolution to amend Article FIRST of the Company's Restated Certificate of Incorporation (the "Certificate") to change the name of the Company to "Harding Lawson Associates Group, Inc."

REASONS FOR AMENDMENT

         Harding Associates, Inc. (originally incorporated in California in 1956 and reincorporated in Delaware in 1987) operated under the fictitious business name of "Harding Lawson Associates" from about 1975 until a wholly owned operating subsidiary of Harding Associates, Inc. was incorporated as Harding Lawson Associates, Inc. Over the years, the Company's excellent reputation among its clients, vendors, the communities in which it operates, and the industry as a whole, has been identified with the name "Harding Lawson Associates." The Company's stockholders and the general public recognize the name "Harding Associates, Inc." To eliminate confusion between the name generally recognized by industry insiders and the name known after the Company's initial public offering in 1987, the Board of Directors has determined it is in the best interests of the Company and its stockholders to change the name of the Company to "Harding Lawson Associates Group, Inc." The Board of Directors believes that the new name will enable the Company to obtain the benefits of the excellent national reputation and name recognition of Harding Lawson Associates and will encourage industry insiders and the public to identify the Company with its nationally known operating subsidiary.

EFFECT OF AMENDMENT

         Currently, Article FIRST of the Certificate states:

         FIRST:        The name of this Corporation is HARDING ASSOCIATES, INC.
         -----

The resolution adopted by the Board of Directors would amend Article FIRST to state:

         FIRST:        The name of this Corporation is HARDING LAWSON ASSOCIATES
         -----         GROUP, INC.

         Section 242 of the Delaware General Corporation Law requires that the amendment to the Certificate be approved by the holders of a majority of the outstanding shares of the Common Stock. If so approved, the proposed amendment to the Certificate will be effective upon filing with the Delaware Secretary of State's office a certificate setting forth the amendment and certifying that it was duly adopted by the Board of Directors and the stockholders.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the outstanding Common Stock is required to approve the amendment to the Certificate. Abstentions will have the effect of a vote cast against the amendment to the Certificate. If there are any broker nonvotes with respect to this proposal, such broker nonvotes will also have the effect of a vote cast against the amendment to the Certificate.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR' PROPOSAL NO. 2 TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO HARDING LAWSON ASSOCIATES GROUP, INC.

                                 PROPOSAL NO. 3
                       1995 EXECUTIVE STOCK INCENTIVE PLAN

         The Board of Directors has approved the 1995 Executive Stock Incentive Plan (the "Incentive Plan") as a method to further align the interests of the senior executives of the Company with the long term interests of the Company's stockholders through the award of shares of Common Stock to senior executives selected for participation in the Plan. The Compensation Committee is currently working on a recommendation to the Board of Directors regarding the establishment of executive stock ownership guidelines. The Board anticipates that the establishment of these guidelines will encourage executives to retain stock awarded under the Incentive Plan in order to achieve the stock ownership objectives. The Incentive Plan will become effective only if the Incentive Plan is approved by stockholders at the Meeting. Subject to such approval, the Incentive Plan will be administered by the Compensation Committee (the "Committee").

         The Incentive Plan permits an award of stock to be made in lieu of regular or bonus compensation or in addition thereto. The current intention of the Committee is to award stock only in lieu of a portion of the annual cash incentive bonus that an executive would otherwise receive, if any, under the Company's incentive bonus program. The number of shares that would be awarded in lieu of bonus would be determined by dividing the portion of the bonus to be paid in the form of stock by the fair market value per share of the Common Stock on the date the Committee approves the amount of the total bonus, if any.

         An executive who participates in the Company's Nonqualified Deferred Compensation Plan may elect to defer receipt of stock awarded under the Incentive Plan pursuant to the terms of the Nonqualified Deferred Compensation Plan. Any such election must be made by December 31 of the calendar year prior to the year in which an award of stock under the Incentive Plan, if any, is made. Any stock deferred by an executive will be issued by the Company and held by the trustees of a "rabbi trust," which has been established by the Company in connection with the Nonqualified Deferred Compensation Plan. Deferred stock held by such trust will be voted by the trustees at the direction of the executives for whose benefit the stock is held.

         Approximately 35 executives would be eligible for participation in the Incentive Plan. No director of the Company who is not also an executive would be eligible for an award under the Incentive Plan. No awards under the Incentive Plan have been made to any of the named executive officers or to any other executive of the Company.

MATERIAL FEATURES OF THE PLAN

         The material features of the plan are included in the full text of of the Incentive Plan set forth below:

Section 1.        Purpose
                  -------

         This 1995 Executive Stock Incentive Plan (the "Plan") is intended as an employment incentive and to encourage stock ownership by certain key officers and employees (collectively, "Key Persons") of Harding Associates, Inc., a Delaware corporation and its wholly owned domestic subsidiaries (collectively, the "Company") so that they may increase their proprietary interest in the success of the Company. In this way, the Company will be assisted in its efforts to attract and retain highly qualified personnel and to further align the executives' interest with that of the Company's stockholders.

Section 2.        Administration
                  --------------

         (a) The Plan shall be administered by the Compensation Committee (the "Committee"), appointed by the Board of Directors from among the Directors, consisting of not less than three members, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission as in effect prior to May 1, 1991 ("Old Rule 16b-3"), and, effective upon the date when reliance on Old Rule 16b-3 is no longer permitted, each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3, or such successor rule or regulation, as then in effect.

         (b) The Committee shall have full and complete authority in its discretion to determine, among other things, the Key Persons to whom, and the time or times at which, shares of the Company's common stock shall be awarded, the nature, timing, price and size of such awards, and whether the awards shall be made in lieu of regular compensation, bonus payments, or in addition thereto. The Committee shall have full and complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations pertaining to it, and to make all other determinations deemed necessary or desirable for the administration of the Plan.

Section 3.        Participation in the Plan
                  -------------------------

         (a) Participation in the Plan shall be limited to such Key Persons as shall from time to time be selected by the Committee.

         (b) In determining the Key Persons to whom shares of the Company's common stock shall be granted and the number of shares to be covered by each award, the Committee shall take into consideration current position, current salary, value of the services rendered and expected to be rendered to the Company, recommendations of senior management, and other relevant factors.

         (c) No member of the Board of Directors who is not also an officer or employee of the Company shall be eligible to participate in the Plan.

Section 4.        Common Stock Subject to the Plan
                  --------------------------------

         (a) The total number of shares of the authorized common stock of the Company that may be issued pursuant to the Plan shall be 200,000 shares, and such shares shall be reserved for that purpose. The stock to be awarded pursuant to the Plan may be unissued shares or treasury shares.

         (b) In the event of changes in the number of shares of common stock of the Company by reason of stock dividends, split ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the Board of Directors shall make such adjustments as shall be just and equitable in the number of kind of shares reserved for award to Key Persons under the Plan and in any other matters that relate to the stock awards and that are affected by the changes referred to above.

Section 5.        Securities Law Considerations
                  -----------------------------

         Neither the Plan nor the Company shall be obligated to issue any shares of common stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies, or by any stock exchange upon which the common stock may be listed, have been fully met. As a condition precedent to any issuance of shares of common stock and delivery of certificates evidencing such shares pursuant to the Plan, the Committee may require a Key Person to take such action and to make any such representation as the Committee in its discretion deems necessary or advisable to insure compliance with such requirements. Key Persons are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of the common stock issued pursuant to the Plan or any interest therein.

Section 6.        Amendment
                  ---------

         The Board of Directors has the right at any time and from time to time to amend or modify the Plan, except that (a) no such amendment or modification shall revoke or alter the terms of any stock award previously awarded in accordance with the Plan, without the consent of the holder of the stock, and
(b) to the extent required for the Plan to comply or maintain compliance with Old Rule 16b-3 or any successor rule or regulation, such amendment or modification shall be subject to stockholder approval.

Section 7.        Withholding Taxes
                  -----------------

         All taxes, if any, required to be withheld and payable with respect to the award of stock will be deducted from the Key Person's salary. If at any time such amounts are not adequate to cover taxes required to be withheld, the participant shall make adequate and timely arrangement with the Company for the payment of the excess as a condition of such award.

Section 8.        Effectiveness of the Plan
                  -------------------------

         The Plan shall become effective on the date the stockholders of the Company approve the Plan by the affirmative votes of holders of a majority of the shares present in person or represented by proxy and entitled to vote at a duly held meeting of stockholders. The Plan will terminate ten (10) years after the effective date unless sooner terminated by the Board.

REQUIRED VOTE

         To be effective the Incentive Plan must be approved by the affimative votes of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Abstentions will have the effect of a vote cast against the Incentive Plan. If there are any broker nonvotes with respect to the Incentive Plan, such broker nonvotes will not be counted as shares entitled to vote on the Incentive Plan and will have no direct effect on the approval of the Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR' PROPOSAL NO. 3 TO APPROVE THE 1995 EXECUTIVE STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 4
               AMENDMENT TO THE 1991 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         On August 15, 1991, the Board of Directors adopted the 1991 Employee Stock Purchase Plan (the "Purchase Plan") under which employees of the Company and participating subsidiaries could purchase Common Stock through payroll deductions. The Company's stockholders approved the Purchase Plan on November 5, 1991. The Purchase Plan originally reserved 150,000 shares of Common Stock for issuance, of which all but 568 shares have been issued.

         On August 22, 1995, the Company's Board of Directors approved an amendment to the Purchase Plan to increase the aggregate number of shares of Common Stock issuable under the Purchase Plan from 150,000 shares to 250,000 shares of Common Stock (the "1995 Amendment"), subject to stockholder approval. A full copy of the Purchase Plan, marked to show the proposed amendment, is attached as an Appendix to this proxy statement.

PURPOSE

         The purpose of the Purchase Plan is to provide employees (including officers) of the Company and participating subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Board of Directors believes that such equity participation provides employees at all levels with a greater incentive to contribute of the success of the Company.

ADMINISTRATION

         The Purchase Plan is administered by the Compensation Committee of the Board of Directors. Offering periods under the Purchase Plan have a duration of six months and commence on the first business day on or after June 1 and December 1 of each year, unless otherwise specified by the Board of Directors or the Compensation Committee.

ELIGIBILITY AND PARTICIPATION

         Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company or its participating subsidiaries is eligible to participate in the Purchase Plan during a particular offering period, if the employee is employed by the Company on the first day of such offering period and has been an employee continuously for the immediate preceding six calendar month period. Employees become participants in the Purchase Plan by delivering to the Company a subscription agreement at least 10 days prior to a new offering period. No employee who owns five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including shares which may be purchased under the Purchase Plan or pursuant to any other option) is permitted to purchase shares under the Purchase Plan. In addition, no employee is entitled to purchase more than $25,000 worth of shares under the Purchase Plan in any calendar year, based on the fair market value of the shares at the time the option is granted. The benefits to be received pursuant to the Purchase Plan by executives or employees cannot be determined at this time.

PAYROLL DEDUCTIONS

         The purchase price for the shares is accumulated by payroll deductions over each offering period. The deductions may not be greater than ten percent of a participant's compensation during the offering period, and must be a fixed integral multiple of $5.00 each pay period. Compensation for purposes of the Purchase Plan means annualized biweekly pay, including salary deferrals under a 401(k) plan. All payroll deductions of a participant are credited to his or her account under the

Purchase Plan and are deposited with the general funds of the Company. No charges for administrative or other costs may be made by the Company against the payroll deductions.

PURCHASE PRICE

         The price at which shares will be sold under the Purchase Plan is the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or 85% of the fair market value of the Common Stock at the end of the offering period.

NUMBER OF SHARES

         At the beginning of each offering period, each participant is granted an option to purchase a number of shares of the Company's Common Stock. Unless the employee's participation is discontinued, his or her option will be exercised automatically at the end of the offering period and the total of all payroll deductions in the offering period will be divided by the option price. If an employee's payroll deductions exceed the amount required to purchase the shares subject to option, the excess is carried over to the next offering period. To the extent that an employee's payroll deductions are insufficient to purchase the full number of shares subject to option in each offering period, the remaining portion of the option expires unexercised.

WITHDRAWAL FROM THE PURCHASE PLAN

         A participant may terminate his or her interest in a given offering by withdrawing all of the accumulated payroll deductions credited to his or her account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in the offering. A participant's withdrawal from an offering does not prevent him or her from participating in subsequent offerings, however.

TERMINATION OF EMPLOYMENT

         Termination of a participant's employment for any reason, including retirement, death, or failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, without interest.

CHANGES IN CAPITALIZATION

         In the event of any stock dividend, stock split, merger, or other change in capitalization of the Company, the number of shares then subject to outstanding options and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustments as are deemed appropriate by the Board.

TRANSFERABILITY

         No rights or accumulated payroll deductions of any employee under the Purchase Plan may be transferred, pledged, assigned or otherwise disposed of in any way (except as specified by the Purchase Plan) for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination cannot affect options previously granted nor may any amendment make any change in an existing option which adversely affects the rights of any participant without his or her consent.

No amendment may be made to the Purchase Plan without prior or subsequent approval of the stockholders, if such amendment would: materially (a) increase the number of shares that may be issued (other than increases in shares due to changes in capitalization), (b) modify the requirements as to eligibility, or
(c) increase the benefits accruing to participants.

TAX INFORMATION

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provision of Sections 421 and 423 of the of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding period described below. A participant may become liable for tax upon disposition of the shares acquired, as summarized below.

         If the shares are sold or disposed of (including by way of gift) at least two years after the date the option was granted and at least one year from the end of the offering period (the "date of option exercise"), the participant will be deemed to have received, as ordinary income, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to the option price. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are sold and the sale price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference. If the shares are sold or disposed of before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise.

REQUIRED VOTE

         An affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on the proposal at the Meeting is required for approval of the 1995 Amendment. Abstentions will have the effect of a vote cast against the Purchase Plan. If there are any broker nonvotes with respect to the Purchase Plan, such broker nonvotes will not be counted as shares entitled to vote on the Purchase Plan and will have no direct effect on the approval of the Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE `FOR' PROPOSAL NO. 4 TO APPROVE THE 1995 AMENDMENT TO THE PURCHASE PLAN.

                                 PROPOSAL NO. 5
                              INDEPENDENT AUDITORS

         Ernst & Young LLP has been selected by the Board of Directors as the Company's independent auditors for the fiscal year ending May 31, 1996. The firm of Ernst & Young LLP served the Company as independent auditors for the fiscal year ended May 31, 1995. Ernst & Young LLP has no interest, financial or otherwise, in the Company. The services rendered by Ernst & Young LLP during the fiscal year 1995 were audit services and included consultation in connection with various accounting, income tax, and general business matters. The Audit Committee of the Board of Directors of the Company has approved tax and audit services rendered by Ernst & Young LLP during the 1995 fiscal year.

         A representative from Ernst & Young LLP will be present at the Annual Meeting of Stockholders, and will be afforded the opportunity to make a statement if he or she desires to do so. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

         The ratification of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Meeting. Shares, as to which the holders thereof have abstained from voting on this proposal, will be counted in determining the number of shares present in person or represented by proxy and entitled to vote. Abstentions will have the effect of a vote against ratification. Unless marked to the contrary, all proxies received will be voted "FOR" ratification of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE `FOR' PROPOSAL NO. 5 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1996.

                             STOCKHOLDERS' PROPOSALS

         Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company not later than May 24, 1996 to be included in the 1996 Proxy Statement.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the proxy holders. All shares represented by duly executed proxies will be voted at the Meeting.


Dated:  September 25, 1995

                                   APPENDIX A

                            HARDING ASSOCIATES, INC.
                        1991 EMPLOYEE STOCK PURCHASE PLAN

         The following constitutes the provisions of the Harding Associates, Inc. 1991 Employee Stock Purchase Plan:

1.       Purpose.

         The purpose of the Plan is to foster continued cordial employee relations by providing employees of Harding Associates, Inc. and Participating Subsidiaries with an opportunity to purchase Common Stock of Harding Associates, Inc. through payroll deductions. It is the intention of Harding Associates, Inc. that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall accordingly be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code and the regulations promulgated thereunder.

2.       Definitions.

(a)      "Board" means the Board of Directors of the Corporation.

(b)      "Code" means the Internal Revenue Code of 1986, as amended.

(c) "Committee" means the committee designated by the Board to administer this Plan.

(d) "Compensation" means the annualized biweekly pay of an Employee, including salary deferrals under a 401(k) plan.

(e)      "Corporation" means Harding Associates, Inc.

(f) "Employee" means any person, including an officer, customarily employed for at least twenty hours per week and more than five months in a calendar year by the Corporation or its Participating Subsidiaries.

(g)      "Offering Period" shall have the meaning assigned in Section 4 hereof.

(h) "Option Grant Date" means the first business day of each Offering Period under the Plan.

(i)      "Participant" shall have the meaning assigned in Section 5 hereof.

(j) "Participating Subsidiary" means Harding Lawson Associates, Inc., Harding Construction Services, Inc., Yates & Auberle, Ltd. and any other subsidiary of the Corporation (determined by reference to Section 424 of the Code) designated by the Board to be a participating subsidiary.

(k)      "Plan" means the Harding Associates,  Inc. 1991 Employee Stock Purchase
         Plan.

(l) "Purchase Date" means the last business day of each Offering Period under the Plan.

3.       Eligibility.

         Any employee who is employed by the Corporation or its Participating Subsidiaries on the first day of an Offering Period and who has continuously been an Employee throughout the immediately preceding six calendar month period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by
Section 423(b) of the Code.

4.       Offering Period.

         Absent action by the Board, there shall be two Offering Periods in each calendar year, commencing on the first business days on or after June 1 and December 1 and ending on the last business day of such six-month period. The Board of Directors of the Corporation shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least seven days prior to the scheduled beginning of the first offering Period to be affected. The initial Offering Period under this Plan shall be a six-month period commencing on December 2, 1991 and ending on May 29, 1992.

5.       Participation.

         (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deduction in the form provided by the Corporation and filing it with the Director of Human Resources of the Corporation at the Corporation's principal offices located at 7655 Redwood Boulevard, Novato, California 94945 at least ten days prior to a new Offering Period.

         (b) Payroll deductions for a Participant shall commence with the first payroll following the Option Grant Date and shall end with the Purchase Date of the offering, unless sooner terminated by the Participant as provided in Section 10 hereof, or by the Corporation.

6.       Payroll Deductions.

         (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount equal to (i) five dollars ($5.00) each pay period or (ii) a fixed integral multiple of five dollars ($5.00) each pay period, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the aggregate Compensation which he or she would otherwise have received during said Offering Period, or such lesser percent as the Board may set from time to time.

         (b) All payroll deductions authorized by a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

         (c) No interest shall accrue for the benefit of a Participant on the payroll deductions of a Participant.

         (d) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.

7.       Grant of Option.

         (a) On each Option Grant Date, each Participant in the Plan shall be granted an option to purchase (at the per share option price) the number of shares of the Corporation's Common Stock determined by dividing (i) fifteen percent (15%) of the Participant's Compensation by (ii) eighty-five percent (85%) of the fair market value of a share of the Corporation's Common Stock on such Option Grant Date; but in no event shall such number be greater than the amount permitted under

Section 7(b) of this Plan. Fair market value of a share of the Corporation's Common Stock shall be determined as provided in Section 7(c) herein.

         (b)   Exceptions.   Any   provisions   of  the  Plan  to  the  contrary
notwithstanding, no option shall be granted to an Employee which:

                           (i) would cause such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to
         Section 424(d) of the Code), immediately after the grant, to own shares and/or hold outstanding options to purchase shares (under this Plan or any other plan maintained by the Corporation or a subsidiary of the Corporation) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation or of any subsidiary of the Corporation; or

                           (ii) permits the Employee's rights to purchase shares under all such "employee stock purchase plans" (as defined in Section 423 of the Code) of the Corporation and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         (c) The option  price per share of such  shares  shall be the lower of:
(i) 85% of the fair market value of a share of the Corporation's Common Stock at the Option Grant Date; or (ii) 85% of the fair market value of a share of the Corporation's Common Stock at the Purchase Date. The fair market value of the Corporation's Common Stock on said dates shall be the closing price on the National Association of Securities Dealers Automated Quotation System for such date, or if no sale is made on such date, the corresponding closing price on the first preceding date on which the Corporation's Common Stock was sold.

         (d) Any excess contributions remaining in the Employee's account after the purchase of the shares on the Purchase Date will be held by the Corporation and combined with the Employee's contributions in his or her account under the Plan to be used to purchase shares in the next Offering Period.

8.       Exercise of Option.

         Unless a Participant withdraws from the Plan as provided in Section 10 hereof, and except as provided in Section 7(b) hereof, his or her option for the purchase of shares will be exercised automatically for the number of whole shares which the accumulated payroll deductions in his or her account could purchase at the applicable option price on the Purchase Date. During his or her lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9.       Delivery.

         As promptly as practicable after the Purchase Date of each offering, the Corporation shall arrange the delivery to each Participant, as appropriate, of a certificate representing the number of whole shares purchased on exercise of his or her option.

10.      Withdrawal; Termination of Employment.

         (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account under the Plan at any time prior to the Purchase Date by giving written notice to the Corporation on a form provided for such purpose. After receipt of his or her notice of withdrawal, all of the Participant's payroll deductions credited to his or her account will be paid to him or her promptly, his or her option for the current period will be automatically cancelled, and no further payroll deductions for the purchase of shares will be made during the Offering Period.

         (b) Upon termination of the Participant's employment for any reason, including retirement, permanent disability or death, the payroll deductions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13 hereof, and his or her option will be automatically cancelled.

         (c) A Participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Corporation.

11.      Stock.

         (a) The maximum number of shares of the Corporation's Common Stock which may be sold pursuant to options exercised under the Plan shall be (150,000) 250,000 shares, subject to adjustment upon changes in capitalization
           -------
of the Corporation as provided in Section 16 hereof. The shares to be sold to Participants in the Plan may be, at the election of the Corporation, either treasury shares or shares authorized but unissued. In addition, the officers of the Corporation are authorized to acquire shares of the Corporation's Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof at the Option Grant Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall make a pro rata allocation of the shares remaining available for option grant in a uniform and equitable manner. In such event, the Corporation may reduce the rate of payroll deductions as appropriate.

         (b) The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

         (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and another person of legal age as joint tenants, with right of survivorship.

12.      Administration.

         (a) The Plan shall be administered by the Board. The Board, however, may at any time appoint a Committee and delegate to such Committee some or all of the administrative powers possessed by the Board under the provisions of the Plan. Members of the Committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. Acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee. The Plan shall be administered in a manner that assures all Participants the same rights and privileges.

         (b) The administration, interpretation or application of the Plan by the Board or its Committee shall be final, conclusive and binding upon all Participants. Members of the Board or its Committee who are eligible Employees are permitted to participate in the Plan.

         (c) No member of the Board or its Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable to the Corporation.

         (d) All costs and expenses incurred in administering the Plan shall be paid by the Corporation. The Board or the Committee, if any is appointed, may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

13.      Designation of Beneficiary.

         (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death after the Purchase Date but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death before the Purchase Date.

         (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant.

14.      Transferability.

         Neither the payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect, except that the Board or its Committee may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

15.      Use of Funds.

         All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose.

16.      Changes in Capitalization.

         In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to options previously granted and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Board.

17.      Amendment.

         The Board may at any time amend the Plan. No such amendment may make any change in any option previously granted which adversely affects the rights of any Participant without such Participant's consent, nor may an amendment be made without prior or subsequent approval of the stockholders if such amendment would:

         (a) Materially increase the number of shares that may be issued under the Plan (other than as provided in Section 16 above); or

         (b)    Materially   modify  the  requirements  as  to  eligibility  for
                participation in the Plan; or

         (c) Materially increase the benefits accruing to Participants under the Plan.

         Approval of the stockholders may be obtained by the favorable vote of a majority of the voting stock present or represented and entitled to vote at any regular or special meeting of stockholders, or by the written consent of a majority of the outstanding voting stock.

18.      Termination.

         The Board may at any time terminate the Plan. No such termination will affect options previously granted.

19.      Notices.

         All notices or other communications by a Participant to the Corporation in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

20.      Government and Other Regulations.

         The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Corporation, be required. Any amendments requiring stockholder approval shall take effect only subject to such approval.

21.      Effective Date of Plan.

         The Plan shall become effective when adopted by the Board, but no option to purchase granted under it shall be exercisable until the Plan has been approved by the stockholders of the Corporation. Approval of the stockholders may be obtained by the favorable vote of a majority of the voting stock present or represented and entitled to vote at any regular or special meeting of stockholders, or by the written consent of a majority of the outstanding voting stock.

                            HARDING ASSOCIATES, INC.

             PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                NOVEMBER 1, 1995

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders of Harding Associates, Inc., a Delaware corporation (the "Company"), and the accompanying Proxy Statement dated September 25, 1995, and revoking any proxy heretofore given, hereby constitutes and appoints Donald L. Schreuder, President and Chief Executive Officer, and Richard D. Puntillo, Chairman of the Board, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Harding Associates, Inc., standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 1995 Annual Meeting of the Stockholders of Harding Associates, Inc. to be held at 105 Digital Drive, Novato, California, on November 1, 1995 at 10:00 A.M. local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion, upon all other matters that may be properly presented for action at the meeting or any adjournments or postponements thereof. The undersigned may revoke this proxy at any time prior to its exercise.

THIS PROXY WHEN  PROPERLY  EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED AS
DIRECTED OR, IF NO  DIRECTION IS INDICATED IT WILL BE VOTED "FOR" THE  PROPOSALS
LISTED ON THIS CARD.
1.   Election of Director

     Nominee:  Richard D. Puntillo                                [   ] FOR     [   ] WITHHELD

2.   To approve an amendment to the Restated
     Certificate of Incorporation to change the name of
     the Company to Harding Lawson Associates Group,
     Inc.                                                         [   ] FOR     [   ] AGAINST     [   ] ABSTAIN

3.   To approve the Company's 1995 Executive Stock
     Incentive Plan.                                              [   ] FOR     [   ] AGAINST     [   ] ABSTAIN

4.   To  approve  an  amendment  to the 1991  Employee
     Stock  Purchase  Plan to increase the number of
     shares thereunder from 150,000 to 250,000.                   [   ] FOR     [   ] AGAINST     [   ] ABSTAIN

5.   To ratify the appointment of Ernst & Young LLP as
     independent auditors of the Company.                         [   ] FOR     [   ] AGAINST     [   ] ABSTAIN


[  ]  Mark here if you plan to attend the meeting.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

Signature:                                        Date
           --------------------------------------     --------------------------

Signature:                                        Date
           --------------------------------------     --------------------------